                                                                   EXHIBIT 10(f)

PERSONAL CHOICE

A Flexible Reimbursement Program for Campbell Soup Company Executives

IN RECOGNITION OF YOUR LEADERSHIP

Campbell Soup Company depends on you for a great many things. Our shareowners look to you to guide the Company through increasingly challenging times. And your employees count on you to set the direction, tone, and example for how we do business.

To reward you for your ongoing contributions to the Company, Campbell is introducing Personal Choice. It signals the Company's appreciation for your leadership and commitment and is designed to make your life a little easier to manage.

This brochure offers a brief description of the new program - how it works, what it offers, and how you use it. However, you'll find here just a description of the program. The true value of the program can only be realized by using it.

So, please spend a few minutes reviewing the information here. Then begin taking advantage of the new rewards that accompany the challenge of your leadership position.

HOW THE PROGRAM WORKS

For Executives Only

Personal Choice is a special program that is available only to the executive team of Campbell Soup Company. Your membership in the program is a reflection of your position in the Company, and all the unique challenges that come with it.

Supplemental Compensation by Level

Personal Choice provides you with access to supplemental compensation above and beyond the total compensation you receive as a Campbell executive.

Your level of participation depends on your level of responsibility within the Company. The greater your responsibility at Campbell, the higher your Personal Choice compensation.

The Company provides different amounts for each of the four executive groups that qualify for participation in Personal Choice. The letter that accompanies this brochure describes your Personal Choice compensation amount.

These are the four executive groups that participate in Personal Choice:

Group            Level                           Amount Reimbursed
-----            -----                           -----------------

Group I          C E O                             20,000

Group II         Level 50 and above                12,000  receipts
                                                   12,000  car allowance

Group III        Levels 46 and 48                  12,000

Group IV         Levels 40-44                      6,000

FLEXIBILITY IS THE KEY

Personal Choice gives you the flexibility to choose how your supplemental compensation is spent. You may be reimbursed for any eligible expenses (described in the Personal Choice Menu) - up to your supplemental compensation limit.

Under this approach, you tailor the program to fit your lifestyle, preferences, and needs. And, you help ensure that the Company's contribution is applied toward those items that you and your family value most.

EXPENSES YOU MAY RECOVER

Personal Choice offers reimbursement for a wide array of personal expenses you may incur in managing the many aspects of your personal and professional life.

A brief description of coverage follows each item.

PERSONAL CHOICE MENU

Personal Choice will reimburse you for:

Airline VIP Club Memberships
The cost of participating in any airline's OVIPO club or program.

Automobile Security System
Any devices or systems you use to prevent or deter theft of your car or its components.

Dining/University Club
Initial and ongoing fees for membership in a dining or university/college club.

Exercise Equipment
The purchase of any type of equipment used to maintain your physical fitness and health. For example, treadmills, stationary bicycles, weights and weight systems, and rowing machines.

Financial Planning & Tax Preparation
Fees associated with services rendered by a professional financial planner, attorney or accounting firm. Does not include cost of services rendered by employees of Campbell Soup Company, or by relatives of the participating executive.

Health/Sport Club Membership
Membership fees, dues, or maintenance costs associated with your participation in health, fitness, or athletic clubs (such as tennis, swimming, squash, or racquetball clubs).

Home Computers
The cost of personal computers and supporting hardware and software for non-business use. (Campbell provides for business computing needs.)

Home Maintenance Services
Expenses related to the regular, ongoing maintenance and upkeep of your home. Typically includes lawn care, cleaning, and snow removal. Does not cover capital improvements.

Legal Counsel
Expenses related to services provided by a certified, practicing attorney or legal assistant for any type of legal counsel. Does not include cost of services rendered by employees of Campbell Soup Company, or by relatives of the participating executive. Also does not apply to fees incurred in any action in which your interest conflicts with the Company's.

Personal Excess Liability Insurance
The cost of OumbrellaO or OcatastrophicO insurance, which supplements your normal coverage.

Residential Security System or Service
The cost of any electronic systems you purchase or services you engage for the protection of your private residence. Applies to both your primary and secondary homes.

Social Club
Initial and ongoing fees for membership in a social, golf, or country club.

Spousal Travel
Travel expenses incurred as a result of your spouse accompanying you on business trips when his/her presence is not a business requirement.

Will Preparation
Legal and other professional service fees you incur in the process of preparing a legally recognized will. Also applies to preparation of living will, power-of-attorney, and related documents.

How You Are Reimbursed

Receiving reimbursement for your expenditures is a simple, straightforward process:

Step 1: You purchase an item, or pay a service fee, for anything listed on the Personal Choice menu.

Step 2: At the end of each fiscal quarter, you attach all bills and receipts to a completed Personal Choice reimbursement form. Mail or deliver the form to:
                 Corporate Compensation
                 Box 35-G
                 Campbell Soup Company
                 Campbell Place
                 Camden, NJ 08103

Step 3: Your Personal Choice account will be debited the gross amount of the approved menu item(s) for which you provided documentation - up to the maximum amount available in your account.

Step 4: Your reimbursement request will be forwarded to your local Payroll department for processing with the next regular payroll.

Step 5: You will receive your reimbursement check through the U.S. mail at your home in the pay period that follows Payroll's receipt of your claim. Your reimbursement check will be for the total amount of eligible expenses submitted, less applicable withholding taxes.

Your Personal Choice Compensation Is Taxable

Your Personal Choice compensation is taxable, which means that, according to current tax law:

-Your gross reimbursement from the Plan will be included as taxable income in your W-2 statement each year, and subject to federal, state, and local taxes; and

-Your reimbursement checks will be subject to 28% federal income tax withholding (the supplemental rate), as well as state and local taxes, where applicable.

For example, if you purchase exercise equipment for home use at a cost of $1,000, your reimbursement check would withhold $280 (or 28%), as well as state and local taxes that apply. At the end of the year, the full $1,000 reimbursement amount would be included in your W-2 statement, along with the full amount of any other reimbursements from the Plan.

(Keep in mind: Certain amounts may be deductible on your income tax return for the year in which you pay them - for example, the amount you pay for income tax preparation.)

A WORD ABOUT REMAINING BALANCES

Under the provisions of the program, any portion of your Personal Choice amount that is not used during each fiscal year will be forfeited.

IF YOUR ASSIGNMENT CHANGES...

If you are promoted during the fiscal year and become newly eligible for membership in the program, or qualify for a higher reimbursement level, the reimbursement amount that applies to your new level will be prorated for the portion of the year remaining.

If you retire or terminate during the year, your reimbursement amount will be prorated on the same basis, using your termination date as the last date of eligibility.

If You Have Questions

Personal Choice is a powerful yet simple way for Campbell Soup Company to acknowledge your importance to the organization. And because this program is new, it is likely that you may have questions about the program after your participation begins.

If you have questions at any time about the program, contact:

         Edward F. Walsh
         Vice President - Human Resources
                  or
         Sarah J. Armstrong
         Corporate Director - Compensation

The material in this brochure is presented to you by Campbell Soup Company for information purposes only. It is designed to help you understand the Personal Choice supplemental compensation program for Campbell executives, but it creates no contract between you and Campbell Soup Company. The final decision as to whether an expense is eligible for reimbursement is at the discretion of Campbell Soup Company. The program is subject to change from time to time, and may be discontinued at any time, at the sole discretion of the Company.

Campbell Soup Company Campbell Place Camden, NJ 08103

PERSONAL CHOICE MENU

Additional Menu Choices Available for Fiscal '96

Auto Leasing
Initial and ongoing expenses for leasing an automobile.

Child Care
Any child care expenses you incur to perform work for Campbell Soup. Includes expenses not covered by the Dependent Care Spending Account, as well as those that are. (If you maintain a Dependent Care Spending Account and have a sufficient balance, you'll probably want to submit eligible expenses to that account rather than to the Personal Choice program. Reimbursements from the Dependent Care Spending Account are made on a before-tax basis).

Health/Fitness Consultant
The cost of receiving instruction, guidance, or therapy from a professional health consultant or fitness trainer. For example, includes diet/nutrition counseling, fitness management, and massage therapy.

Pet Boarding
The cost of providing care and boarding for your pet when you must travel for business or personal reasons.

Spousal/Family Club Memberships
Initial and ongoing fees incurred by your spouse or dependent children for memberships in any airline, dining/university, health/sports, or social club. Covers membership expenses only, not the costs for club activities.